UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 11, 2005

(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in the charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2005, we entered into a subscription agreement with Minto Builders (Florida), Inc. referred to as MB REIT.  Under this agreement, we may purchase up to 920,000 newly issued series C preferred shares at a purchase price of $1,276 per share.  If Inland American Real Estate Trust, Inc., (an affiliate) referred to as Inland American REIT, does not satisfy their obligations under their agreement with MB REIT, we may be required to purchase series C preferred shares from MB REIT in an amount equal to approximately $300 million. MB REIT has the right to redeem any series C shares it issues to us with the proceeds of any subsequent capital contributed by Inland American REIT.  MB REIT is required to redeem any and all outstanding series C preferred shares held by us by December 31, 2006.  The series C preferred shares entitles us to an annual dividend equal to 7.0% on the face amount of the series C preferred shares payable monthly.  On October 14, 2005, the Company purchased 15,674 shares of the series C preferred shares for a total amount of $20,000,024.

Section 2 - Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 11, 2005, we entered into a subscription agreement with Minto Builders (Florida), Inc. referred to as MB REIT.  Under this agreement, we may purchase up to 920,000 newly issued series C preferred shares at a purchase price of $1,276 per share.  If Inland American Real Estate Trust, Inc., (an affiliate) referred to as Inland American REIT, does not satisfy their obligations under their agreement with MB REIT, we may be required to purchase series C preferred shares from MB REIT in an amount equal to approximately $300 million. MB REIT has the right to redeem any series C shares it issues to us with the proceeds of any subsequent capital contributed by Inland American REIT.  MB REIT is required to redeem any and all outstanding series C preferred shares held by us by December 31, 2006.  The series C preferred shares entitles us to an annual dividend equal to 7.0% on the face amount of the series C preferred shares payable monthly.  On October 14, 2005, the Company purchased 15,674 shares of the series C preferred shares for a total amount of $20,000,024.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

a)  Exhibit 99.1

Series C Preferred Stock Subscription Agreement By and Between Minto Builders (Florida), Inc. and Inland Western Retail Real Estate Trust, Inc., dated as of October 11, 2005.

b)  Exhibit 99.2

Series C Supplemental Shareholders Agreement dated as of October 11, 2005 by and among Inland Western Retail Real Estate Trust, Inc., and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Steven P. Grimes
Name:	Steven P. Grimes
Title:	Principal Financial Officer
Date:	October 11, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Series C Preferred Stock Subscription Agreement By and Between Minto Builders (Florida), Inc. and Inland Western Retail Real Estate Trust, Inc., dated as of October 11, 2005.

99.2

Series C Supplemental Shareholders Agreement dated as of October 11, 2005 by and among Inland Western Retail Real Estate Trust, Inc., and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Hereto.